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                                                                          PART I
                                                                      EXHIBIT 11

                      BRUSH WELLMAN INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                                               THIRD QUARTER ENDED                NINE MONTHS ENDED
                                          ------------------------------    ------------------------------
                                          SEPTEMBER 26,    SEPTEMBER 27,    SEPTEMBER 26,    SEPTEMBER 27,
                                              1997             1996             1997             1996
                                          -------------    -------------    -------------    -------------
Primary diluted:
  Average shares outstanding............     16,363,620       15,879,424       16,315,324       15,901,463
  Dilutive stock options based on the
     treasury stock method using average
     market price.......................        406,577          196,286          263,300          183,607
                                            -----------      -----------      -----------      -----------
       TOTALS...........................     16,770,197       16,075,710       16,578,624       16,085,070
                                            ===========      ===========      ===========      ===========
  Net Income............................   $  3,989,000    $   4,565,000     $ 17,968,000     $ 17,864,000
  Per share amount......................   $       0.24    $        0.28     $       1.08     $       1.11
                                            ===========      ===========      ===========      ===========
Fully diluted:
  Average shares outstanding............     16,363,620       15,879,424       16,315,324       15,901,463
  Dilutive stock options based on the
     treasury stock method using average
     market price.......................        476,832          196,778          494,981          201,007
                                            -----------      -----------      -----------      -----------
       TOTALS...........................     16,840,452       16,076,202       16,810,305       16,102,470
                                            ===========      ===========      ===========      ===========
  Net Income............................   $  3,989,000    $   4,565,000     $ 17,968,000     $ 17,864,000
  Per share amount......................   $       0.24    $        0.28     $       1.07     $       1.11
                                            ===========      ===========      ===========      ===========

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